ARC Group Worldwide 10-K

Exhibit 10.21

Lock up Agreement

September 3, 2013

ARC Group Worldwide, Inc.

810 Flightline Blvd.

Deland, Florida 32724

Facsimile: 386-736-6063

Attention: Norma Caceres

ncaceres@flomet.com

Re: Lock up Agreement

Ladies and Gentlemen:

The undersigned, Jason T. Young (the “Holder”) and ARC Group Worldwide, Inc. (the “Company”) hereby agree to the terms and conditions of this Lockup Agreement as of the date set forth above (this “Agreement”). The Holder will comply with the following restrictions related to that certain equity grant of 145,456 shares of the Company’s Common Stock, par value $.0005 per share (referred to herein as the “Common Stock”) to the Holder, authorized by the Company’s Board of Directors on August 19, 2013 (such grant of the Common Stock is referred to herein as the “Stock Grant”).

The Holder will not, during the period commencing on the date hereof and ending on the later to occur of 12:00 pm Eastern Standard Time on November 25, 2013 or the next annual meeting of the Company’s shareholders (the “Lock up Period”), directly or indirectly: (1) offer, assign, publicly announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of the Common Stock; (2) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise); (3) vote the shares of Common Stock; or (4) receive any payment of dividends from the ownership of the Common Stock.

The Company hereby agrees to take all commercially reasonable actions to submit to a vote of the shareholders of the Company the ratification of the Stock Grant at the next annual meeting of the Company’s shareholders. In reliance upon the support letter received from Brean Murray Carret Group, Inc., the owner of a majority of the Company’s issued and outstanding Common Stock, attached hereto as Exhibit A (the “Support Letter”), the Company fully anticipates obtaining formal ratification of the Stock Grant responsive to the Support Letter, provided, however and nonetheless, the Holder will not vote or participate in any deliberations pertaining to the solicitation of Company shareholders or voting of Company shares of Common Stock related to the submission of ratification of the Stock Grant.

ARC Group Worldwide, Inc. – Lock up Agreement

Upon completion of the formalities related to the ratification of the Stock Grant by a majority of the issued and outstanding shares of Company Common Stock, the restrictions to the Stock Grant set forth herein shall be fully released.

Any and all certificates representing the Common Stock shall bear a legend reflecting the restrictions, limitations and matters set forth herein. Such certificates of Common Stock subject to the Stock Grant shall be held in escrow by counsel to the Company until the completion of formal ratification and final disposition of the Common Stock as provided hereunder.

The Holder hereby represents and warrants that the Holder has full power and authority to enter into this Agreement. The Holder further understands that this Agreement is irrevocable and shall be binding upon the Holder’s successors and assigns. This Agreement shall automatically terminate at the end of the Lock up Period.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. There are no third-party beneficiaries of this Agreement except counsel to the Company in respect of its escrow capacity of the certificate representing the Stock Grant. This Agreement cannot be modified, altered or amended except by a writing signed by the Company and the Holder to which such modification, alteration or amendment applies. No waiver by any party of any provision or condition of this Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time. If any provision contained in this Agreement is invalid, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may determine or indicate to be reasonable. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument, and may be delivered via facsimile, “pdf” or any other mode of electronic delivery which shall be an original for all purposes.

Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, or sent properly addressed in a sealed envelope postage prepaid by certified or registered mail, or delivered by a reputable overnight delivery service, with copy via facsimile or e-mail. Unless otherwise changed by notice given in accordance with one of the foregoing methods of delivery, notice shall be properly addressed to the respective address of each party set forth on the signature page hereto.

[Signature Page Follows]

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ARC Group Worldwide, Inc. – Lock up Agreement

Very truly yours,

/s/ Jason T. Young
Name: Jason T. Young Address for Notices: c/o Quadrant Management, Inc. 40 West 57th Street, 20th Fl. New York, NY 10019 Facsimile: 212-231-3939

  Acknowledged and Agreed:

ARC Group Worldwide, Inc.

By:	/s/ Norma Caceres
Name: Norma Caceres
Title: Chief Financial Officer
Address for Notices:
ARC Group Worldwide, Inc.
810 Flightline Blvd.
Deland, Florida 32724
Facsimile:
Attention: Norma Caceres